Exhibit 99.1

Magnachip Reports Results for Fourth Quarter and Full-Year 2022

•	Fourth quarter revenue of $61.0 million was near the high-end of our guidance range. YoY, our revenue decreased 44.7% primarily due to severe 28nm wafer shortages required for our Display business.

•

Full-year revenue of $337.7 million decreased 28.8% YoY due to significantly lower Display revenue as a result of severe 28nm 12-inch OLED wafer shortages that impacted 2nd half design-in projects from our large panel customers in Korea and weak demand for Android smartphones that led to an inventory correction by smartphone OEMs.

•	Gross profit margin for the fourth quarter was 26.4%, within our guidance range.

•	Full-year gross profit margin of 30.0% was down 240 bps YoY due mainly to certain inventory reserves and scrap cost related to 12-inch OLED products as a result of lower demand for China smartphones.

•	GAAP diluted earnings per share for the fourth quarter was $0.07; Full-year GAAP diluted loss per share was $0.18.

•	Non-GAAP diluted loss per share for the fourth quarter was $0.36; Full-year non-GAAP diluted earnings per share was $0.19.

SEOUL, South Korea, February 16, 2023 — Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the fourth quarter and full-year 2022.

YJ Kim, Magnachip’s chief executive officer commented, “We closed the fourth quarter with $61.0 million revenue, near the high-end of our guidance range. Q4 results continued to reflect the impact of severe wafer shortages and inventory correction in our Display business and deteriorating consumer demand in our Power Solutions business. Despite the challenges of this past year, we stayed focused and achieved milestones that set the foundation for recovery in 2023. In Display, we expanded our OLED business into international markets by winning a new tier one panel customer outside of Korea and strengthened our global supply chain by qualifying two additional foundries. Further, in Q4, we successfully qualified two OLED projects with our two leading panel customers and expect to begin shipping at the end of this quarter. In Power Solutions, we achieved a record year with 2022 revenue up 1.2% despite the slowdown in the 2nd half due to macro weakness. Further, our Power Solutions business won a record 209 design-in/wins, more than double compared to previous years.”

YJ continued, “Looking ahead, we continue to expect the first half of 2023 to be impacted by inventory corrections and broader macro weakness, but we believe the reopening of China should eventually lead to an improvement in their economy and consumer demand, which will help both our businesses. We expect a recovery in Display revenue in the second half of 2023 as we ramp shipments of our four design-in projects with our two leading panel customers. For Power, we anticipate on maintaining our momentum of design wins and premium tier product mix. As channel inventories are consumed and the broader economy recovers, we expect to see a rebound in Power revenue.”

Q4 and 2022 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q4 2022	Q3 2022	Q/Q change			Q4 2021	Y/Y change
Revenues
Standard Products Business
Display Solutions	7,556	6,355	up	18.9%		41,298	down	81.7%
Power Solutions	46,271	56,416	down	18.0%		58,212	down	20.5%
Transitional Fab 3 foundry services(1)	7,163	8,428	down	15.0%		10,825	down	33.8%
Gross Profit Margin	26.4%	24.2%	up	2.2	% pts	35.0%	down	8.6	%pts
Operating Income (Loss)	(10,117)	(10,008)	down	n/a		63,870	down	n/a
Net Income (Loss)	2,971	(17,195)	up	n/a		53,611	down	94.5%
Basic Earnings (Loss) per Common Share	0.07	(0.38)	up	n/a		1.16	down	94.0%
Diluted Earnings (Loss) per Common Share	0.07	(0.38)	up	n/a		1.12	down	93.8%

	In thousands of U.S. dollars, except share data
	Non-GAAP(3)
	Q4 2022	Q3 2022	Q/Q change		Q4 2021	Y/Y change
Adjusted Operating Income (Loss)	(8,567)	(6,646)	down	n/a	14,421	down	n/a
Adjusted EBITDA	(4,768)	(2,995)	down	n/a	18,144	down	n/a
Adjusted Net Income (Loss)	(15,848)	1,097	down	n/a	13,699	down	n/a
Adjusted Earnings (Loss) per Common Share—Diluted	(0.36)	0.02	down	n/a	0.29	down	n/a

	In thousands of U.S dollars, except share data
	GAAP
	2022	2021	Y/Y Change
Revenues
Standard Products Business
Display Solutions	71,432	205,322	down	65.2%
Power Solutions	230,464	227,777	up	1.2%
Transitional Fab 3 foundry services(1)	35,762	41,131	down	13.1%
Gross Profit Margin	30.0%	32.4%	down	2.4	% pts
Operating Income (Loss)(2)	(5,244)	83,407	down	n/a
Net Income (Loss)	(8,036)	56,708	down	n/a
Basic Earnings (Loss) per Common Share	(0.18)	1.26	down	n/a
Diluted Earnings (Loss) per Common Share	(0.18)	1.21	down	n/a
	In thousands of U.S dollars, except share data
		Non-GAAP(3)
	2022	2021	Y/Y Change
Adjusted Operating Income	4,091	56,135	down	92.7%
Adjusted EBITDA	19,517	70,701	down	72.4%
Adjusted Net Income	8,752	50,152	down	82.5%
Adjusted Earnings per Common Share—Diluted	0.19	1.07	down	82.2%

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, and for a period of up to three years, we will provide transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions business lines.

(2)

For the year ended December 31, 2021, operating income of $83.4 million included net gain of $35.5 million that represented $70.2 million income from the recognition of a reverse termination fee, net of professional service fees and expenses of $34.7 million incurred in connection with the contemplated merger transaction.

(3)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income (loss) or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Financial Guidance

The Company’s near-term outlook is being challenged by previous OLED wafer allocation constraints that impacted 2nd half 2022 design-in projects and ongoing inventory correction in smartphones and other consumer end markets driven by weakening consumer demand. Q1 is also typically the Company’s seasonally slowest quarter following holiday shipments and is impacted by slower activity around the Chinese New Year.

In response to the industry-wide slowdown and inventory correction, the Company has reduced production at its Fab 3. As a result, the Company expects Q1’23 gross profit margin will be further impacted by lower utilization as well as higher manufacturing input costs such as electricity and wages. The Company currently expects gross profit margin to recover as volume and utilization improves in the 2nd half of 2023.

While actual results may vary, Magnachip currently expects the following for Q1’23:

•	Revenue to be in the range of $55 million to $59 million, including about $5 million of Transitional Fab 3 Foundry Services.

•	Gross profit margin to be in the range of 21% to 23%.

Q4 2022 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Thursday, February 16, 2023, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BI7b1cf7d40d2f43489a0d4fc290ea1ea2

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including first quarter 2023 revenue and gross profit margin expectations, and the impact of market conditions associated with inflation and rising interest rates, the COVID-19 pandemic or the emergence of various variants of the virus, geopolitical conflict between Russia and Ukraine, and escalated trade tensions and supply constraints on Magnachip’s first quarter 2023 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest; the COVID-19 pandemic or the emergence of various variants of the virus or other outbreaks of disease, and governmental lock-downs or other measures implemented in response thereto, and the Russia-Ukraine conflict; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs, as well as impacting demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors, including those related to the Russia-Ukraine conflict; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic or the emergence of various variants of the virus; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic or the emergence of various variants of the virus that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on February 23, 2022 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,100 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Yujia Zhai

The Blueshirt Group

Tel. (860) 214-0809

Yujia@blueshirtgroup.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues:
Net sales – standard products business	$53,827	$62,771	$99,510	$301,896	$433,099
Net sales – transitional Fab 3 foundry services	7,163	8,428	10,825	35,762	41,131

Total revenues	60,990	71,199	110,335	337,658	474,230
Cost of sales:
Cost of sales – standard products business	37,150	45,497	62,206	202,347	283,503
Cost of sales – transitional Fab 3 foundry services	7,742	8,477	9,525	34,047	37,184

Total cost of sales	44,892	53,974	71,731	236,394	320,687

Gross profit	16,098	17,225	38,604	101,264	153,543
Gross profit as a percentage of standard products business net sales	31.0%	27.5%	37.5%	33.0%	34.5%
Gross profit as a percentage of total revenues	26.4%	24.2%	35.0%	30.0%	32.4%
Operating expenses:
Selling, general and administrative expenses	12,562	11,411	13,255	50,872	52,440
Research and development expenses	13,653	13,321	12,197	52,338	51,212
Merger-related income, net	—	—	(49,369)	—	(35,527)
Other charges, net	—	2,501	(1,349)	3,298	2,011

Total operating expenses (income)	26,215	27,233	(25,266)	106,508	70,136

Operating income (loss)	(10,117)	(10,008)	63,870	(5,244)	83,407
Interest income	2,420	1,784	858	5,980	2,609
Interest expense	(269)	(278)	(132)	(1,157)	(1,371)
Foreign currency gain (loss), net	17,492	(12,809)	147	(3,019)	(11,853)
Other income, net	(42)	174	89	561	1,177

Income (loss) before income tax expense (benefit)	9,484	(21,137)	64,832	(2,879)	73,969
Income tax expense (benefit)	6,513	(3,942)	11,221	5,157	17,261

Net income (loss)	$2,971	$(17,195)	$53,611	$(8,036)	$56,708

Basic earnings (loss) per common share—	$0.07	$(0.38)	$1.16	$(0.18)	$1.26
Diluted earnings (loss) per common share—	$0.07	$(0.38)	$1.12	$(0.18)	$1.21
Weighted average number of shares—
Basic	44,054,275	44,865,266	46,369,520	44,850,791	44,879,412
Diluted	44,731,683	44,865,266	47,691,816	44,850,791	47,709,373

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	December 31, 2022	December 31, 2021
	(In thousands of U.S. dollars, except share data)
Assets
Current assets
Cash and cash equivalents	$225,477	$279,547
Accounts receivable, net	35,380	50,954
Inventories, net	39,883	39,370
Other receivables	7,847	25,895
Prepaid expenses	10,560	7,675
Hedge collateral	2,940	3,060
Other current assets	15,766	2,619

Total current assets	337,853	409,120
Property, plant and equipment, net	110,747	107,882
Operating lease right-of-use assets	5,265	4,275
Intangible assets, net	1,930	2,377
Long-term prepaid expenses	10,939	8,243
Deferred income taxes	38,324	41,095
Other non-current assets	11,587	10,662

Total assets	$516,645	$583,654

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,998	$37,593
Other accounts payable	9,702	6,289
Accrued expenses	9,688	20,071
Accrued income taxes	3,154	11,823
Operating lease liabilities	1,397	2,323
Other current liabilities	5,306	7,382

Total current liabilities	47,245	85,481
Accrued severance benefits, net	23,121	33,064
Non-current operating lease liabilities	4,091	1,952
Other non-current liabilities	14,035	10,395

Total liabilities	88,492	130,892

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 56,432,449 shares issued and 43,824,575 outstanding at December 31, 2022 and 55,905,320 shares issued and 45,659,304 outstanding at December 31, 2021	564	559
Additional paid-in capital	266,058	241,197
Retained earnings	335,506	343,542
Treasury stock, 12,607,874 shares at December 31, 2022 and 10,246,016 shares at December 31, 2021, respectively	(161,422)	(130,306)
Accumulated other comprehensive loss	(12,553)	(2,230)

Total stockholders’ equity	428,153	452,762

Total liabilities and stockholders’ equity	$516,645	$583,654

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022	December 31, 2021
Cash flows from operating activities
Net income (loss)	$2,971	$(8,036)	$56,708
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	3,775	15,000	14,239
Provision for severance benefits	1,126	6,289	8,282
Amortization of debt issuance costs and original issue discount	—	—	261
Loss (gain) on foreign currency, net	(46,606)	19,729	32,432
Provision for inventory reserves	1,844	9,574	2,244
Stock-based compensation	1,550	6,037	7,704
Deferred income tax assets	56	278	918
Other, net	255	664	(613)
Changes in operating assets and liabilities
Accounts receivable, net	2,471	10,276	7,505
Inventories	582	(12,626)	(5,939)
Other receivables	1,031	18,146	(21,538)
Other current assets	9,967	(4,150)	12,397
Accounts payable	(1,533)	(16,325)	(11,437)
Other accounts payable	(3,195)	(9,410)	(7,798)
Accrued expenses	(13,094)	(7,228)	4,637
Accrued income taxes	3,083	(8,400)	(1)
Deferred revenue	(47)	(1,261)	(131)
Other current liabilities	(276)	(645)	1,445
Other non-current liabilities	226	749	(1,398)
Contributions to severance insurance deposit accounts	(7,662)	(7,899)	(5,688)
Payment of severance benefits	(1,831)	(6,012)	(6,679)
Other, net	228	415	193

Net cash provided by (used in) operating activities	(45,079)	5,165	87,743
Cash flows from investing activities
Proceeds from settlement of hedge collateral	12,427	15,232	5,214
Payment of hedge collateral	—	(15,282)	(3,349)
Proceeds from disposal of property, plant and equipment	—	550	1,446
Purchase of property, plant and equipment	(11,582)	(23,394)	(32,212)
Payment for intellectual property registration	(89)	(390)	(614)
Collection of guarantee deposits	—	—	3,192
Payment of guarantee deposits	(306)	(2,381)	(5,001)
Other, net	495	737	(114)

Net cash provided by (used in) investing activities	945	(24,928)	(31,438)
Cash flows from financing activities
Proceeds from exercise of stock options	—	1,786	4,279
Acquisition of treasury stock	(8,895)	(13,960)	(1,653)
Acquisition of stock under accelerated stock repurchase agreement	—	—	(20,073)
Payment under accelerated stock repurchase agreement	—	—	(17,427)
Repayment of financing related to water treatment facility arrangement	(119)	(500)	(563)
Others	(20)	(70)	(107)

Net cash used in financing activities	(9,034)	(12,744)	(35,544)
Effect of exchange rates on cash and cash equivalents	27,814	(21,563)	(21,154)

Net decrease in cash and cash equivalents	(25,354)	(54,070)	(393)
Cash and cash equivalents
Beginning of the period	250,831	279,547	279,940

End of the period	$225,477	$225,477	$279,547

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2022	September30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating income (loss)	$(10,117)	$(10,008)	$63,870	$(5,244)	$83,407
Adjustments:
Equity-based compensation expense	1,550	861	1,648	6,037	7,704
Inventory reserve related to Huawei impact of downstream trade restrictions	—	—	(379)	—	(1,460)
Merger-related income, net	—	—	(49,369)	—	(35,527)
Other charges, net	—	2,501	(1,349)	3,298	2,011

Adjusted Operating Income (Loss)	$(8,567)	$(6,646)	$14,421	$4,091	$56,135

We present Adjusted Operating Income (Loss) as a supplemental measure of our performance. We define Adjusted Operating Income (Loss) for the periods indicated as operating income (loss) adjusted to exclude (i) Equity-based compensation expense (ii) Inventory reserve related to Huawei impact of downstream trade restrictions (iii) Merger-related income, net and (iv) Other charges, net.

For the year ended December 31, 2022, Other charges, net includes $2.8 million of one-time employee incentives and professional service fees and expenses of $1.0 million, incurred in connection with certain strategic evaluations, both of which were offset in part by a $0.5 million gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi. For the year ended December 31, 2021, Other charges, net includes $3.4 million of non-recurring professional service fees and expenses incurred in connection with the regulatory requests, partially offset by $1.4 million gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi (which was closed during the year ended December 31, 2018).

For the year ended December 31, 2021, we recorded in our consolidated statement of operations net gain of $35.5 million that represented income of $70.2 million from the recognition of a reverse termination fee, net of professional service fees and expenses of $34.7 million incurred in connection with the contemplated merger transaction of the Company that was terminated in December 2021.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2022	September30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income (loss)	$2,971	$(17,195)	$53,611	$(8,036)	$56,708
Adjustments:
Interest income	(2,420)	(1,784)	(858)	(5,980)	(2,609)
Interest expense	269	278	132	1,157	1,371
Income tax expense (benefit)	6,513	(3,942)	11,221	5,157	17,261
Depreciation and amortization	3,775	3,623	3,663	15,000	14,239

EBITDA	11,108	(19,020)	67,769	7,298	86,970
Equity-based compensation expense	1,550	861	1,648	6,037	7,704
Foreign currency loss (gain), net	(17,492)	12,809	(147)	3,019	11,853
Derivative valuation loss (gain), net	66	(146)	(29)	(135)	(123)
Inventory reserve related to Huawei impact of downstream trade restrictions	—	—	(379)	—	(1,460)
Merger-related income, net	—	—	(49,369)	—	(35,527)
Other charges, net	—	2,501	(1,349)	3,298	1,284

Adjusted EBITDA	$(4,768)	$(2,995)	$18,144	$19,517	$70,701

Net income (loss)	$2,971	$(17,195)	$53,611	$(8,036)	$56,708
Adjustments:
Equity-based compensation expense	1,550	861	1,648	6,037	7,704
Foreign currency loss (gain), net	(17,492)	12,809	(147)	3,019	11,853
Derivative valuation loss (gain), net	66	(146)	(29)	(135)	(123)
Inventory reserve related to Huawei impact of downstream trade restrictions	—	—	(379)	—	(1,460)
Merger-related income, net	—	—	(49,369)	—	(35,527)
Other charges, net	—	2,501	(1,349)	3,298	1,284
Income tax effect on non-GAAP adjustments	(2,943)	2,267	9,713	4,569	9,713

Adjusted Net Income (Loss)	$(15,848)	$1,097	$13,699	$8,752	$50,152

Adjusted Net Income (Loss) per common share—
- Basic	$(0.36)	$0.02	$0.30	$0.20	$1.12
- Diluted	$(0.36)	$0.02	$0.29	$0.19	$1.07
Weighted average number of shares – basic	44,054,275	44,865,266	46,369,520	44,850,791	44,879,412
Weighted average number of shares – diluted	44,054,275	45,747,255	47,691,816	45,795,559	47,709,373

We present Adjusted EBITDA and Adjusted Net Income (Loss) as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Inventory reserve related to Huawei impact of downstream trade restrictions, (v) Merger-related income, net and (vi) Other charges, net. EBITDA for the periods indicated is defined as net income (loss) before interest income, interest expense, income tax expense (benefit) and depreciation and amortization.

We prepare Adjusted Net Income (Loss) by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (Loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (Loss) for the periods as net income (loss), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Inventory reserve related to Huawei impact of downstream trade restrictions, (v) Merger-related income, net, (vi) Other charges, net and (vii) Income tax effect on non-GAAP adjustments.

For the year ended December 31, 2022, Other charges, net includes $2.8 million of one-time employee incentives and professional service fees and expenses of $1.0 million, incurred in connection with certain strategic evaluations, both of which were offset in part by a $0.5 million gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi. For the year ended December 31, 2021, Other charges, net includes $3.4 million of non-recurring professional service fees and expenses incurred in connection with the regulatory requests, partially offset by $1.4 million gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi (which was closed during the year ended December 31, 2018) and $0.7 million legal settlement gain related to certain expenses incurred in prior periods in connection with our legacy Fab 4 (which was sold during the year ended December 31, 2020) and awarded in the third quarter of 2021.

For the year ended December 31, 2021, we recorded in our consolidated statement of operations net gain of $35.5 million that represented income of $70.2 million from the recognition of a reverse termination fee, net of professional service fees and expenses of $34.7 million incurred in connection with the contemplated merger transaction of the Company that was terminated in December 2021.

For the quarter and year ended December 31, 2021, the adjustment for GAAP and cash tax expense difference in connection with the release of valuation allowances will no longer be an adjustment included in the Company’s non-GAAP financial measure. As such, Adjusted Net Income and Adjusted Net Income per Common Share for Q4 2021 and for the full year 2021 presented here have been recast to reflect the removal of this adjustment in accordance with Securities and Exchange Commission guidance.